Exhibit 99.1

FBR Announces 2005 Financial Results

Net Loss of $170.9 Million or $1.01 per Share for the Year Reflects

4th Quarter Investment Portfolio Write-Downs and Losses of $261.6 Million

ARLINGTON, Va., February 22, 2006 – Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced a net loss after tax for the year ended December 31, 2005 of $170.9 million, or $1.01 per share (diluted). These results include a previously announced write-down within FBR’s spread-based portfolio of mortgage-backed securities, a separate write-down of certain equity investments in the firm’s merchant banking portfolio, and a fourth quarter loss in FBR’s non-conforming mortgage subsidiaries.

The mortgage-backed securities (MBS) and merchant banking portfolio write-downs and losses realized during the fourth quarter of 2005 totaled $261.6 million. Included in that figure were:

•	$180.1 million in write-downs, net of hedging gains, of mortgage-backed securities,

•	$7.0 million of realized losses on sales of mortgage-backed securities, and

•	$74.5 million recognized in the write-down of nine equity investments to reflect “other than temporary” impairments in the firm’s merchant banking portfolio.

The company’s decision to reposition the MBS portfolio and recognize merchant banking write-downs is discussed in detail below.

The full-year 2005 loss of $170.9 million, or $1.01 per share (diluted), compares to net after-tax income of $349.6 million, or $2.07 per share (diluted), in 2004. Total revenue in 2005 was $1.0 billion compared to $1.1 billion in 2004.

FBR incurred a fourth quarter net after-tax loss of $271.6 million, or $1.60 per share (diluted), compared to net after-tax income of $86.6 million, or $0.51 per share (diluted), in the final quarter of 2004. The company’s book value per share was reduced by $0.55 during the quarter from $8.21 at September 30, 2005 to $7.66 at December 31, 2005. The reduction in book value per share was less than the overall reported loss in the fourth quarter since the majority of the impact from the portfolio write-downs was already reflected in the September 30, 2005 balance sheet. Also contributing to the loss for the quarter, First NLC Financial Services, Inc. (FNLC), FBR’s wholly-owned non-conforming residential mortgage origination business, incurred an after-tax loss of $15.5 million.

On December 7, 2005, FBR declared a regular quarterly dividend of $0.20 per share for the fourth quarter of 2005, which was paid on January 31, 2006 to shareholders of record on December 30, 2005. For the full year, the company declared a total of $1.22 per share in dividends, down from $1.53 per share in 2004. Information regarding the tax treatment of FBR’s 2005 dividends was released on February 16, 2006 and may also be found on the company’s web site.

Net income for the company during the fourth quarter, excluding the portfolio write-downs, the loss in the non-conforming mortgage subsidiaries and the negative carry of the MBS portfolio, was $35.0 million, or $0.21 per share (diluted).1 The company believes this is an important measure because it more accurately reflects the core earnings of the business.

“There is no question that 2005 was a difficult and disappointing year in many respects,” said Eric F. Billings, Chairman and Chief Executive Officer. “However, it is very important to note that FBR’s capital markets operations continue to perform at exceptional levels. Finally, the business overall – excluding the impact of the write-downs and other items – delivered a return on tangible equity of approximately 12% during the fourth quarter.”1

Capital Markets

“In 2005, a year in which FBR continued to broaden its broker/dealer franchise, two accomplishments, in particular, stand out,” said J. Rock Tonkel, Jr., President and Head of Investment Banking. “FBR ranked as the #1 book-running manager for U.S. IPOs and 144A equity placements combined – the best and most comprehensive measure of initial capital-raising performance.2 Additionally, we were the #2 book running manager in oil and gas – the core of the energy sector – the newest sector in which we have achieved an industry-leading position.”

In 134 transactions during 2005, FBR raised $41.2 billion compared to $26.2 billion in 2004, and the size of its average common equity transactions grew from $188.2 million in 2004 to $259.8 million in 2005. Additionally, for the full year, FBR led the U.S. equity capital markets in net revenue per transaction.3

•	Investment banking revenue for the year was $374.5 million, down from the record $428.3 million generated in 2004. Revenue for the fourth quarter was $96.3 million compared to $133.6 million in the fourth quarter of 2004.

•	In 2005, FBR was ranked as:

•	#1 book-running manager for U.S. IPOs and 144A equity placements combined,[2]

•	#1 book-running manager of all common stock offerings for U.S. companies with a market capitalization of $2 billion or less,[4]

•	#2 book-running manager of all common stock offerings for domestic oil and gas companies,[4] and

•	#9 book-running manager of all common stock offerings for all U.S. companies.[4]

In a difficult trading environment characterized by continuing pressure on commission rates, revenue from institutional brokerage (principal transactions and agency commissions) was down 8.5% on a year-to-year basis, falling from $110.1 million in 2004 to $100.7 million in 2005. For the fourth quarter of 2005, brokerage revenue totaled $24.8 million, a decline of 3.5% from the $25.7 million generated in the final quarter of 2004.

Principal Investment and Mortgage Banking

“While 2005 was clearly the most challenging year the company has experienced from a portfolio perspective, we believe we have taken the necessary steps to position our spread businesses and the merchant bank to achieve higher returns on equity in the coming quarters and years,” commented Richard J. Hendrix, President and COO. “Although we believe that many opportunities exist to generate very good returns in each of our portfolio businesses, we are operating in essentially a low return environment for most asset classes. Consequently, we will be patient with the redeployment of capital generated from the MBS portfolio repositioning and any other portfolio liquidations.”

Mortgage Portfolio

During a year when the federal funds rate was increased eight times, almost doubling short-term interest rates, FBR’s spread-based businesses were under constant pressure from the impact of a flattening yield curve combined with persistently high mortgage prepayment speeds. Consequently, the company determined to undertake a repositioning of the MBS portfolio to eliminate a negative cash spread on much of the portfolio and to be in a position to take advantage of reinvestment opportunities presented by the changing environment over the coming quarters.

The repositioning, a step involving the sale of a significant percentage of the mortgage portfolio in early 2006, was announced on December 21, 2005. This decision marked a change in FBR’s intent to hold securities in its MBS portfolio until maturity. Consequently, a determination was made that unrealized MBS portfolio losses as of December 31, 2005 were to be considered “other than temporary” impairments under Statement of Financial Accounting Standards (SFAS) 115, necessitating a recognition through the income statement of the reduced value of those securities at year end. As of February 22, 2006, FBR had sold mortgage-backed securities valued at $6.7 billion, substantially completing the liquidation phase of the portfolio repositioning. The company intends to patiently reinvest the net proceeds from the $6.7 billion liquidation throughout 2006.

The non-conforming mortgage portfolio investment was substantially completed in the third quarter of 2005. During the fourth quarter the company completed $3.1 billion in securitization financing for the portfolio, placing permanent financing on the remaining warehouse funded portions of the held for investment portfolio. At year end, FBR held for investment $6.8 billion in non-conforming mortgage loans with an average coupon of 7.25%, an ending premium of 102.10, and a one-month CPR of 25. The yield for the month of December was 6.84% with a corresponding cost of funds of 4.86%. With the construction of the non-conforming portfolio complete for the near term, FBR will patiently invest available capital opportunistically.

Merchant Banking

FBR made a determination during the year-end evaluation of its merchant banking portfolio to recognize as “other than temporary” impairments the amount by which the fair value of certain of its merchant banking investments was below their respective cost bases. This determination, which was discussed as a possible course of action in the December 21, 2005 press release, is different from the determination for the mortgage portfolio as it relates strictly to current trading values and is not the result of any change in the company’s investment intent regarding these securities.

During 2005, the merchant banking group continued to make new investments in attractive opportunities presented by the capital markets business, investing a total of $68 million of equity in eight companies over the course of the year. The merchant banking and long-term investments portfolio generated total income of $57.5 million during the year – comprised of $36.6 million in dividends and $20.9 million in related gains – prior to the recognition of a $74.5 million write-down in the cost basis of a portion of the assets in the portfolio. At year end, the merchant banking investment portfolio had an estimated cash dividend yield of more than 12%.

The total value of FBR’s merchant banking portfolio and other long-term investments was $333.1 million as of December 31, 2005. Of this total, $291.6 million was held in the merchant banking and long-term investments portfolio and $41.5 million was held in alternative asset investments.

First NLC Financial Services

The adverse interest rate climate contributed to the difficult environment for FNLC and other non-conforming mortgage lenders in the fourth quarter. The compression between funding costs and coupons in the non-conforming mortgage business continued until late in the year, leading to deteriorating sale prices for mortgage originators throughout the fourth quarter. During the fourth quarter, FNLC achieved an average sale price of 100.90 on sold production resulting in an after-tax loss of $15.5 million for the quarter. Importantly, FNLC has seen coupon increases of 109 basis points on its first mortgage production since November, resulting in a meaningful increase in sale prices for its mortgage inventory.

Nonetheless, the environment remains challenging in the gain-on-sale business. FNLC is taking the necessary steps to quickly return to profitability, including headcount reductions in many areas and other cost reductions throughout its origination business, while continuing to serve its broad base of mortgage brokers and retail customers. For the full year, FNLC originated a record $6.0 billion in mortgages, an increase of 81% over 2004. Total non-interest expenses related to FNLC since the acquisition in February were $87.1 million for the year and are the primary reason for the year-to-year increase in non-interest expenses for the entire firm.

Asset Management

Base management fees for 2005 were $30.3 million compared to fees of $28.3 million in 2004. Incentive fees, however, fell from $10.9 million in 2004 to $1.9 million in 2005. Base management fees for the fourth quarter of 2005 were $6.1 million, and incentive fees were $.7 million.

•	Total funds under management were $2.6 billion as of December 31, 2005, compared to $3.2 billion on December 31, 2004.

•	Mutual fund assets totaled $1.9 billion at year end 2005 compared to $2.3 billion at the close of 2004.

Looking Ahead

“As the 2005 capital markets results demonstrate, our franchise is far broader and more diversified than it was just a few short years ago,” Mr. Billings said. “Nothing says more about the strength of our business than our three-year aggregate ranking as the #1 book-running manager for U.S. IPOs and 144A equity placements combined.5 Given this record of accomplishment and the position it puts us in our marketplace, we have great confidence about our business as we look toward the future.”

The firm will host an earnings conference call tomorrow morning, Thursday, February 23, 2006 at 9:00 A.M. U.S. EST. Investors wishing to listen to the conference call may do so via the web at: http://phx.corporate-ir.net/phoenix.zhtml?c=71352&p=irol-irhome.

Replays of the webcast will be available following the call.

Friedman, Billings, Ramsey Group, Inc. provides investment banking*, institutional brokerage*, asset management, and private client services through its operating subsidiaries and invests in mortgage-related assets and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy and natural resources, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR is headquartered in the Washington, D.C. metropolitan area with offices in Arlington, Va., Boston, Cleveland, Dallas, Denver, Houston, Irvine, London, New York, Phoenix, San Francisco and Seattle. Friedman, Billings, Ramsey Group, Inc. is the parent company of First NLC Financial Services, Inc., a non-conforming residential mortgage originator headquartered in Deerfield Beach, Florida. For more information, visit http://www.fbr.com.

*	Friedman, Billings, Ramsey & Co., Inc.

[1]	Return on tangible equity computed as annualized quarterly earnings per share excluding portfolio write-downs ($1.54 per share (diluted)), the loss in the non-conforming mortgage subsidiaries ($0.18 per share (diluted)) and the negative carry of the MBS portfolio ($0.09 per share (diluted)): $0.84 ($.21 x 4), divided by the average tangible book value per share: $6.83 ($7.10 at 9/30/05; $6.55 at 12/31/05). Tangible book value is shareholders’ equity less goodwill and intangible assets. The company believes this is an important measure because it more accurately reflects the core earnings of the business.

[2]	Source: Dealogic. Relates to total deal value of all common stock of U.S. issuers offered in IPOs or transactions exempt from SEC registration pursuant to rule 144A; priced between 1/1/05 and 12/31/05, with apportioned credit to all book-runners. Includes only rank eligible transactions.

[3]	Source: Dealogic. Relates to reported net revenue for all U.S. equity capital markets IPO and follow-on transactions; priced between 1/1/05 and 12/31/05, with net revenue allocated to lead banks on an apportioned basis. Includes only rank eligible transactions.

[4]	Source: Dealogic. Relates to total deal value of all common stock offered in transactions classified as IPOs or follow-ons, regardless of SEC registration, for: U.S. issuers valued at $2 billion or less, U.S. issuers classified in the Oil and Gas general industry group, and all U.S. issuers, respectively; priced between 1/1/05 and 12/31/05, with apportioned credit to all book-runners. Includes only rank eligible transactions.

[5]	Source: Dealogic. Relates to total deal value of all common stock of U.S. issuers offered in IPOs or transactions exempt from SEC registration pursuant to rule 144A; priced between 1/1/03 and 12/31/05, with apportioned credit to all book-runners. Includes only rank eligible transactions.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, the effect of demand for public offerings, activity in the secondary securities markets, interest rates, costs of borrowing, interest spreads, mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the company’s Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the company and from the SEC.

Financial data attached.

# # #

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Quarter ended December 31,
	2005	%	2004	%
REVENUES:
Investment banking:
Capital raising	$88,866	77.9%	$125,488	51.2%
Advisory	7,415	6.5%	$8,088	3.3%
Institutional brokerage:
Principal transactions	3,788	3.3%	4,758	1.9%
Agency commissions	21,006	18.4%	20,948	8.5%
Mortgage trading interest	19,555	17.1%	—	0.0%
Mortgage trading net investment loss	(1,419)	-1.2%	—	0.0%
Asset management:
Base management fees	6,153	5.4%	8,344	3.4%
Incentive allocations and fees	742	0.6%	7,982	3.3%
Principal investment:
Interest	189,811	166.3%	86,550	35.3%
Net investment (loss) income	(258,500)	-226.5%	27,442	11.2%
Dividends	16,039	14.1%	6,169	2.5%
Mortgage Banking:
Interest	30,965	27.1%	—	0.0%
Net investment loss	(21,899)	-19.2%	—	0.0%
Other	3,024	2.7%	2,329	1.0%

Total revenues	105,546	92.5%	298,098	121.6%
Interest expense	211,393	185.3%	52,968	21.6%
Provision for loan losses	8,263	7.2%	—	0.0%

Revenues, net of interest expense and provision for loan losses	(114,110)	-100.0%	245,130	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	87,330	76.5%	95,113	38.8%
Professional services	16,556	14.5%	11,832	4.8%
Business development	10,433	9.2%	11,248	4.6%
Clearing and brokerage fees	2,447	2.1%	2,186	0.9%
Occupancy and equipment	10,151	8.9%	4,330	1.8%
Communications	5,741	5.0%	4,227	1.7%
Other operating expenses	24,984	21.9%	6,570	2.7%

Total non-interest expenses	157,642	138.1%	135,506	55.3%

Net (loss) income before income taxes	(271,752)	-238.1%	109,624	44.7%
Income tax (benefit) provision	(142)	-0.1%	23,032	9.4%

Net (loss) income	$(271,610)	-238.0%	$86,592	35.3%

Basic (loss) earnings per share	$(1.60)		$0.52

Diluted (loss) earnings per share	$(1.60)		$0.51

Weighted average shares - basic	169,921		167,753

Weighted average shares - diluted	169,921		168,867

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)

	Twelve Months Ended December 31,
	2005	%	2004	%
REVENUES:
Investment banking:
Capital raising	$356,753	82.1%	$398,183	44.8%
Advisory	17,759	4.1%	30,115	3.4%
Institutional brokerage:
Principal transactions	17,950	4.1%	20,444	2.3%
Agency commissions	82,778	19.0%	89,650	10.1%
Mortgage trading interest	30,859	7.1%	—	0.0%
Mortgage trading net investment loss	(3,820)	-0.9%	—	0.0%
Asset management:
Base management fees	30,348	7.0%	28,307	3.2%
Incentive allocations and fees	1,929	0.4%	10,940	1.2%
Principal investment:
Interest	549,832	126.6%	350,691	39.5%
Net investment (loss) income	(239,754)	-55.2%	101,973	11.5%
Dividends	36,622	8.4%	14,644	1.6%
Mortgage Banking:
Interest	87,958	20.2%	—	0.0%
Net investment income	13,741	3.2%	—	0.0%
Other	12,351	2.9%	7,155	0.9%

Total revenues	995,306	229.0%	1,052,102	118.5%
Interest expense	546,313	125.7%	164,156	18.5%
Provision for loan losses	14,291	3.3%	—	0.0%

Revenues, net of interest expense and provision for loan losses	434,702	100.0%	887,946	100.0%

NON-INTEREST EXPENSES:
Compensation and benefits	331,492	76.3%	323,524	36.4%
Professional services	66,550	15.3%	50,467	5.7%
Business development	46,648	10.7%	44,955	5.1%
Clearing and brokerage fees	8,882	2.0%	9,123	1.0%
Occupancy and equipment	34,044	7.8%	14,458	1.6%
Communications	20,634	4.8%	13,959	1.6%
Other operating expenses	70,679	16.3%	22,740	2.6%

Total non-interest expenses	578,929	133.2%	479,226	54.0%

Net (loss) income before income taxes	(144,227)	-33.2%	408,720	46.0%
Income tax provision	26,683	6.1%	59,161	6.7%

Net (loss) income	$(170,910)	-39.3%	$349,559	39.3%

Basic (loss) earnings per share	$(1.01)		$2.09

Diluted (loss) earnings per share	$(1.01)		$2.07

Weighted average shares - basic	169,333		167,099

Weighted average shares - diluted	169,333		168,490

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FINANCIAL & STATISTICAL SUPPLEMENT - OPERATING RESULTS (Dollars in thousands, except per share data) (Unaudited)

	As of and for the year ending December 31, 2005	Q-4 05	Q-3 05	Q-2 05	Q-1 05
Revenues
Investment banking:
Capital raising	$356,753	88,866	$86,035	$95,039	$86,813
Advisory	17,759	7,415	3,026	6,180	1,138
Institutional brokerage:
Principal transactions	17,950	3,788	4,348	4,187	5,627
Agency commissions	82,778	21,006	20,445	19,170	22,157
Mortgage trading interest	30,859	19,555	11,304	—	—
Mortgage trading net investment loss	(3,820)	(1,419)	(2,401)	—	—
Asset management:
Base management fees	30,348	6,153	7,914	7,813	8,468
Incentive allocations and fees	1,929	742	832	730	(375)
Principal investment:
Interest	549,832	189,811	144,401	116,724	98,896
Net investment (loss) income	(239,754)	(258,500)	4,866	17,738	(3,858)
Dividends	36,622	16,039	8,772	8,371	3,440
Mortgage Banking:
Interest	87,958	30,965	29,383	18,118	9,492
Net investment income (loss)	13,741	(21,899)	17,600	14,559	3,481
Other	12,351	3,024	3,376	3,455	2,496

Total revenues	995,306	105,546	339,901	312,084	237,775
Interest expense	546,313	211,393	156,373	103,725	74,822
Provision for loan losses	14,291	8,263	4,890	1,138	—

Revenues, net of interest expense and provision for loan losses	434,702	(114,110)	178,638	207,221	162,953

Non-interest expenses
Compensation and benefits	331,492	87,330	88,348	80,015	75,799
Professional services	66,550	16,556	16,158	20,186	13,650
Business development	46,648	10,433	8,815	11,962	15,438
Clearing and brokerage fees	8,882	2,447	2,363	2,040	2,032
Occupancy and equipment	34,044	10,151	9,397	8,772	5,724
Communications	20,634	5,741	5,561	5,300	4,032
Other operating expenses	70,679	24,984	16,861	12,540	16,294

Total expenses	578,929	157,642	147,503	140,815	132,969

Net (loss) income before income taxes	(144,227)	(271,752)	31,135	66,406	29,984
Income tax provision (benefit)	26,683	(142)	8,090	13,163	5,572

Net (loss) income	$(170,910)	$(271,610)	$23,045	$53,243	$24,412

Net (loss) income before income taxes as a percentage of net revenue	(33.2%)	(238.1%)	17.4%	32.0%	18.4%
ROE (annualized)	(11.9%)	(80.5%)	6.3%	14.3%	6.4%
ROE (annualized-excluding AOCI) (1)	(11.7%)	(74.7%)	5.9%	13.8%	6.0%
Total shareholders’ equity	$1,304,170	$1,304,170	$1,394,137	$1,519,021	$1,458,861
Total shareholders’ equity, net of AOCI (1)	$1,305,147	$1,305,147	$1,603,305	$1,631,955	$1,636,371

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FINANCIAL & STATISTICAL SUPPLEMENT - OPERATING RESULTS (Dollars in thousands, except per share data) (Unaudited)

	As of and for the year ending December 31, 2005	Q-4 05	Q-3 05	Q-2 05	Q-1 05
Basic earnings per share	$(1.01)	$(1.60)	$0.14	$0.31	$0.15
Diluted earnings per share	$(1.01)	$(1.60)	$0.14	$0.31	$0.14
Ending shares outstanding (in thousands)	170,264	170,264	169,891	169,617	169,214
Book value per share	$7.66	$7.66	$8.21	$8.96	$8.62
Book value per share, net of AOCI (1)	$7.67	$7.67	$9.44	$9.62	$9.67
Gross assets under management (in millions)
Managed accounts	$463.4	$463.4	$437.2	$510.4	$242.4
Hedge & offshore funds	154.3	154.3	239.0	463.1	601.1
Mutual funds	1,883.3	1,883.3	2,078.1	2,185.0	2,213.9
Private equity and venture capital funds	56.2	56.2	42.7	41.3	69.5

Total	$2,557.2	$2,557.2	$2,797.0	$3,199.8	$3,126.9

Net assets under management (in millions)
Managed accounts	$329.5	$329.5	$255.5	$257.3	$223.0
Hedge & offshore funds	150.5	150.5	227.8	401.1	490.3
Mutual funds	1,872.8	1,872.8	2,069.9	2,176.6	2,204.2
Private equity and venture capital funds	46.8	46.8	39.9	37.8	66.3

Total	$2,399.6	$2,399.6	$2,593.1	$2,872.8	$2,983.8

Productive assets under management (in millions)
Managed accounts	$329.5	$329.5	$255.5	$257.3	$223.0
Hedge & offshore funds	142.2	142.2	183.3	332.8	425.3
Mutual funds	1,872.8	1,872.8	2,069.9	2,176.6	2,204.2
Private equity and venture capital funds	100.3	100.3	51.4	51.2	79.9

Total	$2,444.8	$2,444.8	$2,560.1	$2,817.9	$2,932.4

Employee count	2,449	2,449	2,455	2,226	2,123

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FINANCIAL & STATISTICAL SUPPLEMENT - OPERATING RESULTS (Dollars in thousands, except per share data) (Unaudited)

	As of and for the year ending December 31, 2004	Q-4 04	Q-3 04	Q-2 04	Q-1 04
Revenues
Investment banking:
Capital raising	$398,183	$125,488	$130,019	$52,883	$89,793
Advisory	30,115	8,088	11,602	9,107	1,318
Institutional brokerage:
Principal transactions	20,444	4,758	4,241	5,426	6,019
Agency commissions	89,650	20,948	18,505	21,060	29,137
Mortgage trading interest	—	—	—	—	—
Mortgage trading net investment loss	—	—	—	—	—
Asset management:
Base management fees	28,307	8,344	7,044	6,384	6,535
Incentive allocations and fees	10,940	7,982	1,737	(1,444)	2,665
Principal investment:
Interest	350,691	86,550	88,035	87,111	88,995
Net investment income	101,973	27,442	19,090	28,832	26,609
Dividends	14,644	6,169	5,820	1,683	972
Mortgage Banking:
Interest	—	—	—	—	—
Net investment income (loss)	—	—	—	—	—
Other	7,155	2,329	1,827	1,683	1,316

Total revenues	1,052,102	298,098	287,920	212,725	253,359
Interest expense	164,156	52,968	44,265	34,276	32,647
Provision for loan losses	—	—	—	—	—

Revenues, net of interest expense and provision for loan losses	887,946	245,130	243,655	178,449	220,712

Non-interest expenses
Compensation and benefits	323,524	95,113	95,824	57,698	74,889
Professional services	50,467	11,832	13,421	15,050	10,164
Business development	44,955	11,248	8,284	8,885	16,538
Clearing and brokerage fees	9,123	2,186	1,556	2,608	2,773
Occupancy and equipment	14,458	4,330	3,898	3,326	2,904
Communications	13,959	4,227	3,348	3,442	2,942
Other operating expenses	22,740	6,570	4,846	5,351	5,973

Total expenses	479,226	135,506	131,177	96,360	116,183

Net income before income taxes	408,720	109,624	112,478	82,089	104,529
Income tax provision	59,161	23,032	20,329	910	14,890

Netincome	$349,559	$86,592	$92,149	$81,179	$89,639

Net income before income taxes as a percentage of net revenue	46.0%	44.7%	46.2%	46.0%	47.4%
ROE (annualized)	22.3%	22.2%	24.8%	20.8%	22.1%
ROE (annualized-excluding AOCI) (1)	45.0%	11.1%	12.0%	10.7%	11.8%
Total shareholders’ equity	$1,578,524	$1,578,524	$1,543,361	$1,431,345	$1,685,673
Total shareholders’ equity, net of AOCI (1)	$1,616,686	$1,616,686	$1,588,310	$1,549,918	$1,540,739

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. FINANCIAL & STATISTICAL SUPPLEMENT - OPERATING RESULTS (Dollars in thousands, except per share amounts) (Unaudited)

	As of and for the year ending December 31, 2004	Q-4 04	Q-3 04	Q-2 04	Q-1 04
Basic earnings per share	$2.09	$0.52	$0.55	$0.49	$0.54
Diluted earnings per share	$2.07	$0.51	$0.55	$0.48	$0.54
Ending shares outstanding (in thousands)	166,932	166,932	166,753	166,632	165,623
Book value per share	$9.46	$9.46	$9.26	$8.59	$10.18
Book value per share, net of AOCI (1)	$9.68	$9.68	$9.52	$9.30	$9.30
Gross assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	631.6	631.6	519.3	430.0	435.4
Mutual funds	2,320.4	2,320.4	1,963.7	1,612.2	1,897.4
Private equity and venture capital funds	52.5	52.5	49.7	50.7	76.5

Total	$3,200.6	$3,200.6	$2,701.4	$2,253.2	$2,488.1

Net assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	589.6	589.6	482.8	409.0	350.5
Mutual funds	2,305.5	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	49.7	49.7	46.4	46.5	70.4

Total	$3,140.9	$3,140.9	$2,649.6	$2,222.7	$2,373.7

Productive assets under management (in millions)
Managed accounts	$196.1	$196.1	$168.7	$160.3	$78.8
Hedge & offshore funds	488.7	488.7	393.8	329.9	263.8
Mutual funds	2,305.5	2,305.5	1,951.7	1,606.9	1,874.0
Private equity and venture capital funds	70.9	70.9	70.9	111.6	131.2

Total	$3,061.2	$3,061.2	$2,585.1	$2,208.7	$2,347.8

Employee count	698	698	665	626	549

(1)	Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges. We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. CONSOLIDATED BALANCE SHEETS (Dollars in thousands, except per share amounts) (Unaudited)

	31-Dec-05	31-Dec-04
ASSETS
Cash and cash equivalents	$238,615	$224,381
Restricted cash	6,101	7,146
Receivables	259,519	74,880
Investments:
Mortgage-backed securities, at fair value	8,002,561	11,726,689
Loans held for investment, net	6,841,266	—
Loans held for sale, net	963,807	—
Long-term investments	333,067	441,499
Reverse repurchase agreements	283,824	183,375
Trading securities, at fair value	1,032,638	7,744
Residual interest in securitization, at fair value	14,577	—
Due from clearing broker	71,065	95,247
Derivative assets, at fair value	70,636	8,098
Goodwill	162,765	108,013
Intangible assets, net	26,485	14,404
Furniture, equipment, software and leasehold improvements, net	46,382	18,733
Prepaid expenses and other assets	82,482	18,079

Total assets	$18,435,790	$12,928,288

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Trading account securities sold short but not yet purchased, at fair value	$150,547	$17,176
Commercial paper	6,996,950	7,294,949
Repurchase agreements	2,698,619	3,467,569
Securities purchased	—	144,430
Derivative liabilities, at fair value	31,952	613
Dividends payable	34,588	65,870
Interest payable	12,039	5,894
Accrued compensation and benefits	82,465	131,218
Accounts payable, accrued expenses and other liabilities	82,576	93,675
Temporary subordinated loan payable	75,000	—
Securitization financing for loans held for investment, net	6,642,198	—
Long-term debt	324,686	128,370

Total liabilities	17,131,620	11,349,764

Shareholders’ equity:
Common stock, 172,854 and 168,897 shares	1,729	1,689
Additional paid-in capital	1,547,128	1,483,640
Employee stock loan receivable (551 and 711 shares)	(4,018)	(4,890)
Deferred compensation	(15,602)	(16,863)
Accumulated other comprehensive loss	(977)	(38,162)
Retained (deficit) earnings	(224,090)	153,110

Total shareholders’ equity	1,304,170	1,578,524

Total liabilities and shareholders’ equity	$18,435,790	$12,928,288